UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EKSPORTFINANS ASA

(Exact name of registrant as specified in its charter)

Kingdom of Norway	Not Applicable

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Dronning Mauds gate 15. N-0250 Oslo, Norway

(Address of principal executive offices)                                                    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered USD 1,000,000,000 1.875% Notes due April 2, 2013	Name of each exchange on which each class is to be registered NYSE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-164694.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     Eksportfinans ASA hereby incorporates by reference the description of its securities to be registered hereunder contained in (a) the Prospectus dated February 4, 2010 under “Description of debt securities” and the Prospectus Supplement dated February 4, 2010 under “Description of debt securities,” in each case filed with the Securities and Exchange Commission (the Commission) on February 4, 2010, (b) the Free Writing Prospectus dated March 23, 2010 and filed with the Commission pursuant to Rule 433 on March 23, 2010 and (c) the Pricing Supplement No. 498 dated March 23, 2010 filed with the Commission pursuant to Rule 424(b)(2) on March 25, 2010; in the case of (a), (b) and (c) in connection with the Registration Statement on Form F-3 ASR (File No. 333-164694) filed with the Commission on February 4, 2010 and which became immediately effective upon filing.

Item 2. Exhibits.

     Not Applicable.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Eksportfinans ASA
(Registrant)

By:	/s/ Jens Olav Feiring

Name:	Jens Olav Feiring
Title:	Executive Vice President

Date: March 25, 2010